UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2023

STRATTEC SECURITY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-25150	39-1804239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 West Good Hope Road, Milwaukee, Wisconsin 53209
 (Address of Principal Executive Offices, and Zip Code)

(414) 247-3333
Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	STRT	The Nasdaq Global Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2023, STRATTEC SECURITY CORPORATION (the “Company”) announced that Frank J. Krejci, President and Chief Executive Officer, will retire from employment with the Company and resign from the Company’s Board of Directors (“Board”) effective December 31, 2023. Mr. Krejci has served as President and Chief Executive Officer since September 1, 2012. The Company also announced that Rolando J. Guillot, Senior Vice President – Operations and Chief Operating Officer, has been named to serve as Interim President and Chief Executive Officer effective January 1, 2024 in addition to his current role. The Company will engage a leading executive search firm to conduct a formal search to identify a successor to Mr. Krejci as soon as possible.

Mr. Guillot has served as Chief Operating Officer since March 2023 and as Senior Vice President – Operations since December 2016. Mr. Guillot will be provided a monthly stipend of $18,000 in addition to his current base salary during the period in which he serves as Interim President and Chief Executive Officer. There are no other material changes to Mr. Guillot’s compensatory arrangements expected to result from his appointment as Interim President and Chief Executive Officer. The selection of Mr. Guillot to serve as the Company’s Interim President and Chief Executive Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Guillot and any other director or executive officer of the Company, and there are no related person transactions between the Company and Mr. Guillot reportable under Item 404(a) of Regulation S-K.

The Company and Mr. Krejci are in the process of finalizing the material terms of a retirement and release agreement and intend to enter into such agreement as soon as practicable. The agreement will be filed as an exhibit to a subsequent amendment to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On November 13, 2023, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that Frank J. Krejci, President and Chief Executive Officer, will retire from employment with the Company and resign from the Board of Directors effective December 31, 2023, and that Rolando J. Guillot, Senior Vice President – Operations and Chief Operating Officer, has been named to serve as interim President and Chief Executive Officer effective January 1, 2024, as described in Item 5.02(d) of this Current Report on Form 8-K.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 13, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATTEC SECURITY CORPORATION

	By:	/s/ Dennis Bowe
Dennis Bowe, Vice President and
Chief Financial Officer

Date: November 13, 2023